Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
    or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
November 12, 2020

CULLEN/FROST ANNOUNCES PRICING OF
$150 MILLION DEPOSITARY SHARES OFFERING

SAN ANTONIO – Cullen/Frost Bankers, Inc. (NYSE: CFR) (“Cullen/Frost”) today announced the pricing of a public offering of 6,000,000 depositary shares, each representing 1/40th ownership interest in a share of its 4.450% non-cumulative perpetual preferred stock, Series B, for gross proceeds of $150 million. Each share of preferred stock has a liquidation preference of $1,000 per share, equivalent to $25 per depositary share. The offering is expected to close on November 19, 2020, subject to customary closing conditions.
Morgan Stanley & Co. LLC, BofA Securities, Inc., and Goldman Sachs & Co. LLC are the joint-book running managers for the offering.
The net proceeds from the issuance and sale of the depositary shares, after deducting underwriting discount and commissions, and the payment of estimated expenses, will be approximately $145.5 million. Cullen/Frost intends to use the net proceeds from the offering for general corporate purposes.
This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating to the offering.
The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Cullen/Frost has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. Prospective investors should read the prospectus supplement and base prospectus in that registration statement and other documents Cullen/Frost has filed or will file with the SEC for more complete information about Cullen/Frost and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the final prospectus supplement and the accompanying base prospectus for the offering, when available, may be obtained by contacting Morgan Stanley & Co. LLC (180 Varick Street, New York, NY 10014, Attention: Prospectus Department, Telephone: (866) 718-1649 or by email at prospectus@morganstanley.com); BofA Securities, Inc. (Attention Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255, Telephone: (800) 294-1322 or by email at dg.prospectus_requests@bofa.com); and Goldman Sachs & Co. LLC (Prospectus Department, 200 West Street, New York, NY 10282, Telephone: (212) 902-1171 or by email at prospectus-ny@ny.email.gs.com).
About Cullen/Frost Bankers, Inc.
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $40.1 billion in assets at September 30, 2020. Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements regarding the potential effects of the ongoing COVID-19 pandemic on our business, financial condition, liquidity and results of operations, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include the factors described in our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 or in the prospectus supplement or the shelf registration statement or prospectus relating to the offering.
Forward-looking statements speak only as of the date on which such statements are made. The corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.